SHAREHOLDER VOTING RESULTS

SEI International Trust - (Unaudited)


	There was a special meeting scheduled for March 15, 1996 at which the shareholders of the International Equity Portfolio (the "Portfolio") voted on a series of proposals (the "Proposals"). The proposals and the results of the shareholder meeting are set forth below.


Proposal 1:	To approve or disapprove the selection of Schroder
          	 Capital Management International Limited ("Schroder")
	           as Investment Sub-Adviser for the Portfolio, and to approve or disapprove the Investment Sub-Advisory Agreement between SEI Financial Management Corporation
           	("SFM" or "Adviser") and Schroder relating to the Portfolio.


                                  Shares Voted
                 For               17,659,400
                 Against               45,468
                 Abstain              167,635
                 Broker Non-Vote            0

Proposal 2:	To approve or disapprove the selection of Morgan Grenfell
            Investment Services Limited ("Morgan Grenfell") as Investment Sub-Adviser for the Portfolio, and to approve or disapprove the Investment Sub-Advisory Agreement between SFM and Morgan Grenfell relating to the Portfolio.

                                  Shares Voted
                 For                17,677,064
                 Against                40,629
                 Abstain               154,810
                 Broker Non-Vote             0

Proposal 3:	To approve or disapprove an Amended Investment Sub-Advisory
            Agreement between SFM and Acadian Management, Inc. ("Acadian") which would increase the sub-advisory fee paid to Acadian by SFM.

                                   Shares Voted
                 For                 16,911,937
                 Against                389,829
                 Abstain                169,555
                 Broker Non-Vote        401,182

Proposal 4:	To approve or disapprove an Amended Investment Advisory Agreement
            between the Portfolio and SFM	which would increase the advisory
            fee paid to SFM.

                                   Shares Voted
                 For                 16,873,568
                 Against                427,017
                 Abstain                170,736
                 Broker Non-Vote        401,182

     There was a special meeting scheduled for March 15, 1996 at which the shareholders of the European Equity and Pacific Basin Funds (the "Funds") voted on a proposal (the "Proposal"). The proposal and results of the shareholder meeting are set forth below.


Proposal 1:	The approval or disapproval of an Agreement and Plan
          	 of Reorganization and Liquidation providing for (i) the
	           transfer of substantially all of the assets and liabilities of the Pacific Basin Equity Portfolio to the International Equity Portfolio in exchange for Class A Shares of the International Equity Portfolio; (ii) the distribution of the
           	International Equity Portfolio Shares so received to shareholders of the Pacific Basin Equity Portfolio; and
	           (iii) the termination under state law of the Pacific Basin Equity Portfolio.

European Equity Portfolio:

                                       Shares Voted
                   For                    3,063,788
                   Against                   46,127
                   Abstain                   50,364

Pacific Basin Portfolio:

                                       Shares Voted
                   For                    3,582,994
                   Against                   66,922
                   Abstain                   49,330

     There was a special meeting scheduled for April 30, 1996 at which the shareholders of the International Fixed Income Portfolio (the "Portfolio") voted on a series of proposals ("the Proposals"). The meeting was adjourned until June 28, 1996, however, none of the Proposals passed due to a failure to reach quorum within 60 days of the meeting date. The Proposals and results of the shareholder meeting are set forth below.

Proposal 1:	To eliminate the Portfolio's fundamental limitations
		          concerning diversification and the acquisition of more than 10% of the outstanding voting securities of any one issuer.


                                     Shares Voted
                  For                   3,077,302
                  Against                 511,516
                  Abstain                 129,733

Proposal 2:	To amend the Portfolio's fundamental limitation concerning
            industry concentration.

                                     Shares Voted
                  For                   3,300,537
                  Against                 264,782
                  Abstain                 153,232

Proposal 3:	To amend the Portfolio's fundamental limitation concerning
            borrowing to enhance the Portfolio's ability to borrow money.

                                  	  Shares Voted
                  For                   3,253,043
                  Against                 299,939
                  Abstain                 165,569

Proposal 4:	To amend the Portfolios' fundamental limitation concerning
            making loans to enhance the Portfolio's ability to make loans.


                                     Shares Voted
                  For                   3,285,583
                  Against                 296,625
                  Abstain                 136,343

Proposal 5:	To reclassify the Portfolio's fundamental limitation concerning pledging assets as non-fundamental, and the amend certain language.

                                     Shares Voted
                   For                  3,292,908
                   Against                258,736
                   Abstain                166,908

Proposal 6:	To reclassify the Portfolio's fundamental limitation	concerning
            investment in securities for the purpose ofexercising control as non-fundamental.


                                     Shares Voted
                   For                  3,355,129
                   Against                219,874
                   Abstain                143,548

Proposal 7:	To amend the Portfolio's fundamental limitation	concerning
            investment in real estate and commodities to clarify the
            Portfolio's ability to invest in commodities	contracts
            relating to financial instruments.

                                     Shares Voted
                   For                  3,182,261
                   Against                404,927
                   Abstain                131,363

Proposal 8:	To reclassify the Portfolio's fundamental limitation	concerning
            short sales and margin	sales as non-fundamental, and to amend
            certain language.


                                     Shares Voted
                    For                 3,145,445
                    Against               438,897
                    Abstain               134,209

Proposal 9:	To reclassify the Portfolio's fundamental investment limitation
            concerning investment in securities of	investment companies
            as non-fundamental, and to	amend certain language.

                                     Shares Voted
                     For                3,338,906
                     Against              242,612
                     Abstain              137,032

Proposal 10:	To amend the Portfolio's fundamental limitation	concerning the
             issuance of senior securities to clarify	the Portfolio's
             ability to issue senior securities.


                                     Shares Voted
                     For                3,138,395
                     Against              446,834
                     Abstain              133,322

Proposal 11:	To reclassify the Portfolio's fundamental limitation	concerning
             investment in securities of an issuer whose	securities are owned
             by officers and trustees of the	Trust as non-fundamental.

                                			  Shares Voted
                      For               3,040,487
                      Against             547,917
                      Abstain             130,147

Proposal 12:	To reclassify the Portfolio's fundamental limitation	concerning
             investment of more than 5% of total assets in securities of companies with less than three years of operating history as non-fundamental.


                                     Shares Voted
                       For              3,312,687
                       Against            281,404
                       Abstain            124,460

Proposal 13:	To reclassify the Portfolio's fundamental limitation concerning investment in restricted securities as non-fundamental, and to amend certain language.

                                     Shares Voted
                       For              3,080,522
                       Against            503,929
                       Abstain            134,100

Proposal 14:	To authorize the Board of Trustees to appoint additional
          		 or replacement sub-advisers for the Portfolio without
		           seeking approval of the Shareholders of the contracts pursuant to which such sub-advisers serve.


                                     Shares Voted
                      For               3,361,475
                      Against             179,242
                      Abstain             177,834

Proposal 15:	To approve the selection of SFM as the Investment	Adviser for
             the Portfolio, and to approve the Investment	Advisory Agreement
             between the Trust, on behalf of the	Portfolio, and SFM.

                                     Shares Voted
                      For               3,469,393
                      Against             119,067
                      Abstain             130,091


Proposal 16:	To approve the selection of Strategic Fixed Income, L.P.
             ("Strategic") as an investment sub-adviser for the
		           Portfolio, and to approve the form of investment sub-advisory agreement between SFM and Strategic.


                                     Shares Voted
                      For               3,433,005
                      Against             122,045
                      Abstain             163,501

     There was a special meeting scheduled for July 5, 1996 at which the shareholders of the SEI International Trust voted on a proposal to elect a Board of Trustees. Due to a lack of quorum on July 5, 1996, the meeting was adjourned until August 14, 1996. The name of each Trustee elected at the meeting and the results of the Shareholder Vote are listed below. There are no additional trustees whose term of office continued after the meeting.


Proposal 1:	To consider and act upon a proposal to elect a Board of Trustees.

Trustee                  Shares Voted "For"         Shares Withheld Authority
Robert A Nesher          41,157,709                 273,208
Frank E. Morris          41,160,705                 270,212
William M. Doran         41,162,075                 268,842
F. Wendell Gooch         41,163,507                 267,410
James M. Storey          41,162,075                 268,842
George J. Sullivan, Jr.  41,162,075                 268,842